                                                                    EXHIBIT 23.5


                   CONSENT OF PRAIRIE CAPITAL SERVICES, INC.
                   -----------------------------------------


     We hereby consent to the use of the form of our opinion letter to the Board of Directors of Northern Illinois Financial Corporation included as Appendix D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Northern Illinois Financial Corporation and Premier Financial Services, Inc., and to the references to our firm and such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                     PRAIRIE CAPITAL SERVICES, INC.



                                     By: /s/  David E. Downen
                                         --------------------
                                         David E. Downen
                                         President


June 20, 1996